     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 2001
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              CARDINAL HEALTH, INC.
                          (EXACT NAME OF REGISTRANT AS
                            SPECIFIED IN ITS CHARTER)

         OHIO                                           31-0958666
(STATE OR OTHER JURISDICTION                            (I.R.S. EMPLOYER
OF INCORPORATION                                        IDENTIFICATION
OR ORGANIZATION)                                        NUMBER)


                               7000 CARDINAL PLACE
                               DUBLIN, OHIO 43017
                                 (614) 757-5000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             PAUL S. WILLIAMS, ESQ.
           EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY
                              CARDINAL HEALTH, INC.
                               7000 CARDINAL PLACE
                               DUBLIN, OHIO 43017
                                 (614) 757-5000

                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

  IT IS RESPECTFULLY REQUESTED THAT THE COMMISSION SEND COPIES OF ALL NOTICES,
                         ORDERS AND COMMUNICATIONS TO:

         DAVID A KATZ, ESQ.                        AMY B. HAYNES, ESQ.
   WACHTELL, LIPTON, ROSEN & KATZ               ASSISTANT GENERAL COUNSEL
        51 WEST 52ND STREET                       CARDINAL HEALTH, INC.
   NEW YORK, NEW YORK 10019-6150                   7000 CARDINAL PLACE
          (212) 403-1000                           DUBLIN, OHIO 43017
                                                     (614) 757-7767

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE


                                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES TO        AMOUNT TO BE       AGGREGATE OFFERING      AGGREGATE OFFERING         AMOUNT OF
              BE REGISTERED                      REGISTERED          PRICE PER UNIT             PRICE              REGISTRATION FEE
                                                                           (1)                   (1)                     (2)
                                                                            -                                             -
Common Shares, without par value
     Total                                        8,724,824             $72.385               631,546,385               $158,000

(1) Estimated for the sole purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices for the Registrant's common shares, as reported on the New York Stock Exchange on June 6, 2001.

(2) Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus contained herein also relates to 6,275,176 (adjusted to reflect a stock-split on April 20, 2001) common shares of the registrant contained in the registration statement on Form S-4 (File No. 333-74761) which amount is being carried forward in this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

       The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

             PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 13, 2001

                          [CARDINAL HEALTH, INC. LOGO]

                                15,000,000 SHARES

                              CARDINAL HEALTH, INC.

                                  COMMON SHARES

         We may use this prospectus to offer and sell up to 15,000,000 of our common shares at various times in connection with business combinations involving our company or our subsidiaries. The common shares covered by this prospectus may be issued in connection with:

         - mergers, consolidations, recapitalizations or similar plans of acquisition;

         -    purchases of some or all of the assets of a business; or

         - exchanges for the outstanding securities, obligations or other interests of a business.

         We expect that the specific terms of each business combination in which the common shares will be issued will be negotiated with the owners or other controlling persons of the businesses involved. Generally, the common shares covered by the prospectus that are issued in a business combination will be valued:

         - at a price based on their market value at the time the business combination is agreed upon or at the time they are delivered pursuant to the combination;

         - at a price based on average market prices for periods ending at or near these times; or

         -    on such other basis as the parties may agree.

         We do not expect that underwriting discounts or commissions will be paid in connection with the issuances of the common shares under this prospectus. However, brokers' commissions or finders' fees may be paid at various times in connection with specific business combinations. Any person receiving these fees may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended, and any profit on the resale of the common shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         The common shares will be listed on the New York Stock Exchange prior to issuance, and will be traded on that exchange under the symbol "CAH". The closing market price of the common shares on the New York Stock Exchange on June 12, 2001 was $74.60 per share.

                                   ----------

         INVESTING IN THE COMMON SHARES ISSUED UNDER THIS PROSPECTUS INVOLVES RISK. BEFORE MAKING ANY INVESTMENT IN OUR COMPANY, YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is June _____, 2001.

                              ABOUT THIS PROSPECTUS

         Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "we," "us," "our" or the "Company" means Cardinal Health, Inc. and its consolidated subsidiaries, and references to "Cardinal" refer to Cardinal Health, Inc. excluding its consolidated subsidiaries.

                     WHERE YOU CAN FIND MORE INFORMATION AND
                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, and in New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This prospectus is part of a registration statement on Form S-4 that we filed with the SEC, which includes exhibits and other information not included in this prospectus. The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we are disclosing important information to you by referring to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below which we have previously filed with the SEC and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until we sell all of the securities covered by this prospectus.

        SEC FILINGS                                         PERIOD DATE
--      Annual Report on form 10-K..................        Fiscal Year ended June 30, 2000.
--      Quarterly Reports on Form 10-Q..............        Quarters ended September 30, 2000;
                                                            December 31, 2000; and March 31, 2001
--      Current Reports on Form 8-K and 8-K/A.......        Filed February 2, 2001; February 8, 2001;
                                                            February 14, 2001; and June 7, 2001

--      Description of common shares                        Filed August 19, 19984
        contained in Registration Statement
        on Form 8-A.................................

                 You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              Cardinal Health, Inc.
                               7000 Cardinal Place
                               Dublin, Ohio 43017
                                 (614) 757-5222
                          Attention: Investor Relations

         To ensure timely delivery of these materials, you should make any request no later than five business days prior to the date on which you must make your investment decision. We will mail the materials to you by first class mail, or another equally prompt means, within one business day after we receive your request.

         You should rely only on the information contained in this prospectus or in the documents incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. The information in this prospectus is current only as of the date of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that time.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). This prospectus and the documents incorporated by reference into this prospectus may include a number of forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business. These forward-looking statements involve various risks and uncertainties. Actual results may differ materially from those contemplated, projected or implied by these forward-looking statements due to, among others, the following factors and events (the order of which does not necessarily reflect their relative significance):

         -    uncertainties relating to general economic conditions;

         - the loss of one or more key customer or supplier relationships, such as pharmaceutical and medical-surgical manufacturers for which alternative supplies may not be available;

         - challenges associated with integrating our information systems with those of our customers;

         - potential liabilities associated with warranties of our information systems, and the malfunction or failure of our information systems or those of third parties with whom we do business, such as malfunctions or failures associated with date-related issues and disruption to internet-related operations;

         - costs and difficulties related to the integration of acquired businesses;

         - changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of our independent auditors or the staff of the SEC;

         - changes in the distribution or outsourcing pattern for pharmaceutical and medical-surgical products and services, including an increase in direct distribution or a decrease in contract packaging by pharmaceutical manufacturers;

         - changes in government regulations or our failure to comply with those regulations;

         - the costs and other effects of legal, regulatory and administrative proceedings;

         - injury to person or property resulting from our manufacturing, packaging, repackaging, drug delivery system development and manufacturing, information systems, or pharmacy management services;

         - competitive factors in our healthcare services businesses, including pricing pressures;

         - unforeseen changes in our existing agency and distribution arrangements;

         - the continued financial viability and success of our customers, suppliers, and franchisees;

         -    changes in customer purchasing patterns;

         -    shifts in growth rates among segments driven by various factors;

         - difficulties encountered by our competitors, whether or not we face the same or similar issues;

         -    technological developments and products offered by competitors;

         - failure to retain or continue to attract senior management or key personnel;

         - risks associated with international operations, including fluctuations in currency exchange ratios and the impact of the Euro currency;

         - costs associated with protecting our trade secrets and enforcing our patent, copyright and trademark rights and successful challenges to the validity of our patents, copyrights or trademarks;

         - difficulties or delays in the development, production, manufacturing, and marketing of new products and services;

         -    strikes or other labor disruptions;

         -    labor and employee benefit costs;

         - pharmaceutical and medical-surgical manufacturers' pricing policies and overall drug price inflation; and

         -    changes in hospital buying groups or hospital buying practices.

         Other factors that could cause actual results or conditions to differ from those anticipated by forward-looking statements include those more fully described in those documents incorporated by reference from Cardinal's public filings with the SEC. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed, projected or implied by these forward-looking statements. You should not place undue reliance on these statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the dates of those documents. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except to the extent required by law.

                                 --------------

                                   THE COMPANY

         We are one of the country's leading providers of products and services supporting the health care industry. We provide innovative, cost-effective pharmaceutical services that improve the medication use process for a broad base of customers nationwide. These services include pharmaceutical distribution, hospital pharmacy management, automated dispensing systems manufacturing, drug delivery systems, pharmaceutical packaging, retail pharmacy franchising and clinical information systems development. The Company also manufactures and distributes medical, surgical and laboratory products through its wholly owned subsidiary, Allegiance Corporation.

         The mailing address of our executive offices is 7000 Cardinal Place, Dublin, Ohio 43017, and our telephone number is (614) 757-5000.

         The foregoing information concerning the Company does not purport to be comprehensive. For additional information concerning our business and affairs, including capital requirements and external financing plans, pending legal and regulatory proceedings and descriptions of certain laws and regulations to which we may be subject, please refer to the documents incorporated by reference into this prospectus.

                                  RISK FACTORS

RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS

         An important element of our growth strategy has been and is expected to continue to be the pursuit of acquisitions of other businesses which either expand or complement our existing businesses. Integrating businesses, however, involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems concerning assimilating and retaining the employees of the acquired company, accounting issues that arise in connection with the acquisition, challenges in retaining customers and potential adverse short term effects on operating results. In addition, we may incur debt to finance future acquisitions, and we may issue securities in connection with future acquisitions which may dilute the holdings of current and future Cardinal shareholders. If we are unable to successfully complete and integrate strategic acquisitions in a timely manner, our growth strategy could be adversely impacted. For additional information, see "Additional regulatory risks" below.

CHANGING UNITED STATES HEALTHCARE ENVIRONMENT

         In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs. These efforts include, but are not limited to, potential national healthcare reform, trends toward managed care, cuts in Medicare, consolidation of competitors, suppliers and customers, and the development of large, sophisticated purchasing groups. This industry is expected to continue to undergo significant changes for the foreseeable future. Other factors related to the healthcare industry that could negatively impact our results of operations include, but are not limited to:

         -    changes in governmental support of healthcare services;

         -    changes in the method by which healthcare services are delivered;

         -    changes in the prices for healthcare services;

         - other legislation or regulations governing healthcare services or mandated benefits; and

         - changes in pharmaceutical and medical-surgical manufacturers' pricing or distribution policies.

ADDITIONAL REGULATORY RISKS

         The healthcare industry is highly regulated at the local, state and federal level. Consequently, we are subject to the risk of changes in various local, state, federal and international laws, which include the operating and security standards of the United States Drug Enforcement Administration, the Food and Drug Administration (the "FDA"), various state boards of pharmacy and comparable agencies. These changes may affect many of our regulated operations, which include distributing prescription pharmaceuticals (including certain controlled substances), operating pharmacy operations (including nuclear pharmacies), manufacturing medical/surgical products, and packaging pharmaceuticals. A review of our business by courts or other regulatory authorities may result in determinations that could adversely affect our operations. Also, the healthcare regulatory environment may change in a manner that could restrict our existing operations, limit the expansion of our business or otherwise affect us adversely.

         Currently, we are not required to register or submit premarket notifications to the FDA for our automated pharmaceutical dispensing systems. However, the FDA may change its policy in this regard. Our operations could also be affected by changes in various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, and the use and disposal of hazardous or potentially hazardous substances.

ABILITY TO MANAGE GROWTH

         Our business has grown significantly in size and complexity over the past few years. This has placed significant demands on our management, systems, internal controls, and financial and physical resources. To meet such demands, we intend to continue to hire new employees and invest in new equipment and make other capital expenditures. In addition, we expect that we will need to further develop our financial and managerial controls and reporting systems and procedures to accommodate future growth. If we fail to expand any of the foregoing areas in an efficient manner, our business, financial condition and results of operations could be materially adversely affected. We are currently in the process of integrating recent acquisitions with our business and, in doing so, will need to manage various businesses and their employees in geographically diverse areas. We may be unable to successfully integrate any acquired business into our own without substantial costs, delays or other operational or financial problems. Moreover, if we are unable to manage growth effectively it could have a material adverse effect on our business, financial condition and results of operations.

                                ACQUISITION TERMS

         We may issue the common shares covered by this prospectus at various times in connection with:

         - mergers, consolidations, recapitalizations or similar plans of acquisition;

         -    purchases of some or all of the assets of one or more businesses;
              and

         - exchanges for some or all of the outstanding securities, obligations and other interests of one or more businesses, including capital stock, debt securities, loans and partnership interests.

         We anticipate that the specific terms of each business combination in which the common shares will be issued will be negotiated with the owners and controlling persons of the businesses, assets, securities or other interests involved in the business combination. The common shares issued will generally be valued at prices:

         - based on or related to market prices for the common shares at or near the time we agree to the terms of such business combination, at or near the time of closing, or during the period or periods prior to delivery of such common shares;

         - based on average market prices for periods ending at or near such times; or

         -    on such other basis as the parties may agree.

         No underwriting discounts or commissions will be paid in connection with such business combinations. However, brokers' and finders' fees may be paid from time to time with respect to specific business combinations. Any person receiving such fees may be deemed an underwriter within the meaning of the Securities Act, and any profit on the resale of common shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK


       The following is a summary of certain rights of the holders of our common shares. Reference is made to Cardinal's Amended and Restated Articles of Incorporation, as amended (the "Articles"), and Cardinal's Restated Code of Regulations, as amended (the "Regulations"), copies of which are filed as exhibits to the Registration Statement of which this prospectus is a part and are incorporated into this prospectus by reference. See "Where You Can Find More Information" on page 3 of this prospectus for information on how to obtain a copy of the Articles or Regulations.

       Cardinal's Articles authorize us to issue up to 750,000,000 common shares. On May 31, 2001, 447,199,704 common shares were issued and outstanding, approximately 7,087,460 were held in treasury, approximately 77,000,000 were reserved for issuance under stock based benefit plans. On June 13, 2001, Cardinal filed a Form S-4 Registration Statement with the SEC to increase the number of shares reserved for issuance under an equity shelf registration statement to 15,000,000. The Articles also authorize us to issue up to 5,000,000 Class B common shares, none of which is outstanding, and 500,000 non-voting preferred shares, none of which is outstanding or reserved for issuance.

       From time to time, Cardinal may issue additional authorized but unissued common shares for share dividends, stock splits, employee benefit programs, financing and acquisition transactions, and other general purposes. Those common shares will be available for issuance without action by Cardinal's shareholders, unless such action by the Cardinal shareholders is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which common shares may be listed in the future.

       All of the outstanding common shares are fully paid and nonassessable. Holders of the common shares do not have preemptive rights and have no rights to convert their common shares into any other security. All common shares are entitled to participate equally and ratably in dividends, when and as declared by the board of directors. In the event of the liquidation of Cardinal, holders of common shares are entitled to share ratably in assets remaining after payment of all liabilities subject to prior distribution rights of any preferred shares then outstanding. Holders of the common shares are entitled to one vote per share for the election of directors and upon all matters on which shareholders are entitled to vote. Holders of Class B common shares (if any are issued in the future) are entitled to one-fifth of one vote per share in the election of directors and upon all matters on which shareholders are entitled to vote. Under certain circumstances, holders of Class B common shares have a separate class vote. Under Ohio law, Cardinal shareholders are generally afforded the right to vote their common shares cumulatively for the election of nominees to fill the particular class of directors to be elected at each annual meeting, subject to compliance with certain procedural requirements.

       Cardinal's board of directors currently consists of thirteen members, divided into two classes of four members each and a third class of five members. The Regulations provide that the number of directors may be increased or decreased by action of the board of directors upon the majority vote of the board, but in no case may the number of directors be fewer than nine or more than fourteen without an amendment approved by the affirmative vote of the holders of not less than 75% of the shares having voting power with respect to that proposed amendment. The Regulations require that any proposal to either remove a director during his term of office or to further amend the Regulations relating to the classification or removal of directors be approved by the affirmative vote of the holders of not less than 75% of the shares having voting power with respect to such proposal. The board of directors may fill any vacancy with a person who will serve until the shareholders hold an election to fill the vacancy. The purpose of these provisions is to prevent directors from being removed from office prior to the expiration of their respective terms, thus protecting the safeguards inherent in the classified board structure unless dissatisfaction with the performance of one or more directors is widely shared by Cardinal's shareholders. These provisions could also have the effect of increasing from one year to two or three years (depending upon the number of common shares held) the amount of time required for an acquiror to obtain control of Cardinal by electing a majority of the board of directors and may also make the removal of incumbent management more difficult and discourage or render more difficult certain mergers, tender offers, proxy contests, or other potential takeover proposals.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common shares is EquiServe Trust Company, Jersey City, New Jersey.

                  CERTAIN ANTI-TAKEOVER PROVISIONS OF OHIO LAW

         Chapter 1704 of the Ohio Revised Code (the "Ohio Law") provides generally that any person who acquires 10% or more of a corporation's voting stock (thereby becoming an "interested shareholder") may not engage in a wide range of "business combinations" with the corporation for a period of three years following the date the person became an interested shareholder, unless the directors of the corporation have approved the transactions or the interested shareholder's acquisition of shares of the corporation prior to the date the interested shareholder became a interested shareholder of the corporation. These restrictions on interested shareholders do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation's original articles of incorporation contain a provision expressly electing not to be governed by Chapter 1704 of the Ohio Law;
(ii) if the corporation, by action of its shareholders, adopts an amendment to its articles of incorporation expressly electing not to be governed by such section; or (iii) if, on the date the interested shareholder became a shareholder of the corporation, the corporation did not have a class of voting shares registered or traded on a national securities exchange. Cardinal's articles do not contain a provision electing not to be governed by Chapter 1704.

         Under Section 1701.831 of the Ohio Law, unless the articles of incorporation or regulations of a corporation otherwise provide, any "control share acquisition" of an "issuing public corporation" can be made only with the prior approval of the corporation's shareholders. A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%, at least 33 1/3% but less than 50%, or 50% or more. Cardinal falls within the definition of issuing public corporation, but its Regulations expressly provide that the provisions of Section 1701.831 of the Ohio Law do not apply to us.

                                  LEGAL MATTERS

         The validity of the common shares will be passed upon for us by Amy B. Haynes, Assistant General Counsel of Cardinal. Ms. Haynes is paid a salary by our company and she participates in various employee benefits plans offered to our employees generally. Ms. Haynes holds common shares of Cardinal, as well as vested and unvested options to purchase common shares of Cardinal, and unvested restricted common shares of Cardinal. If certain legal matters with respect to the common shares are to be passed upon by other counsel, information about such counsel will be indicated in a prospectus supplement.

                                     EXPERTS

         The consolidated financial statements and the related consolidated financial statement schedule of the Company as of and for the year ended June 30, 2000, have been incorporated in this prospectus by reference from Cardinal's Current Report on Form 8-K/A, Amendment No. 1, filed with the SEC on June 7, 2001 ("Form 8-K/A"). Such consolidated financial statements and schedule of the Company as of and for the fiscal year ended June 30, 2000, except for the financial statements of Bindley Western Industries, Inc. ("Bindley") as of and for the year ended December 31, 1999 which have been audited by PricewaterhouseCoopers LLP and which are not separately presented in this prospectus and whose report thereon is incorporated by reference from the Form 8-K/A, have been audited by Arthur Andersen LLP as stated in their report which is incorporated in this prospectus by reference from the Form 8-K/A.

         The consolidated financial statements and the related consolidated financial statement schedule of the Company as of June 30, 1999 and for each of the two years in the period ended June 30, 1999, prior to restatement for the 2001 pooling of interests with Bindley and except for the financial statements of Bindley, Allegiance Corporation ("Allegiance") and R.P. Scherer Corporation ("Scherer") (each consolidated with those of the Company and not presented separately herein), have been audited by Deloitte & Touche LLP as stated in their report which is incorporated in this prospectus by reference from the Form 8-K/A. The separate financial statements of Bindley for the years ended December 31, 1998 and 1997, which are not presented herein, that have been included in the June 30, 1999 and 1998 restated consolidated financial statements of the Company were audited by PricewaterhouseCoopers LLP. The separate financial statements of Allegiance and of Scherer as of June 30, 1999 and for each of the two years in the period ended June 30, 1999, which are not presented herein, have been audited by PricewaterhouseCoopers LLP and Arthur Andersen LLP, respectively, as stated in their reports which are incorporated in this prospectus by reference from the Form 8-K/A. Arthur Andersen LLP audited the combination of the consolidated financial statements and schedule as of and for each of the two years in the period ended June 30, 1999, after restatement for the Bindley pooling of interests.

Such consolidated financial statements and supporting schedules of the Company as described above are incorporated herein by reference in reliance upon authority of the respective firms as experts in accounting and auditing in respect to the entities and for the periods they have audited. All of the foregoing firms are independent public auditors with respect to the entities and for the periods they have audited.

================================================================================

        YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS OR INCORPORATED INTO IT BY REFERENCE. CARDINAL HAS NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. CARDINAL IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. INFORMATION IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENTS CONTAINING THE INFORMATION, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                               ------------------

                                TABLE OF CONTENTS

                                                                                       PAGE
ABOUT THIS PROSPECTUS ..............................................................    4

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF
CERTAIN DOCUMENTS BY REFERENCE .....................................................    4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS ..........................    5

THE COMPANY ........................................................................    6

RISK FACTORS .......................................................................    7

ACQUISITION TERMS ..................................................................    8

DESCRIPTION OF CAPITAL STOCK .......................................................    8

CERTAIN ANTI-TAKEOVER PROVISIONS OF OHIO LAW .......................................    9

LEGAL MATTERS ......................................................................   10

EXPERTS ............................................................................   10

================================================================================


                                15,000,000 SHARES

                              CARDINAL HEALTH, INC.

                                  COMMON SHARES

                                ----------------

                                   PROSPECTUS

                                ----------------

                          [CARDINAL HEALTH, INC. LOGO]

                                 June ___, 2001

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Article 6 of Cardinal's Regulations contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Law. Cardinal's Regulations provide for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of Cardinal or the shareholders of Cardinal or otherwise as provided in Section 1701.13(E) of the Ohio Law, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of Cardinal; (b) in any action, suit, or proceeding by or in the right of Cardinal, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to Cardinal; and (c) with respect to any criminal action or proceeding, they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, such individual shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no material claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and Cardinal does not know of any such threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

         Cardinal has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under Cardinal's Regulations and assure that this indemnity will continue to be provided; (ii) provide that if Cardinal does not maintain directors' and officers' liability insurance, Cardinal will, in effect, become a self-insurer of the coverage; (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and settlement amounts incurred by them in any action or proceeding on account of their service as a director, officer, employee, or agent of Cardinal, or at the request of Cardinal as a director, officer, employee, trustee, fiduciary, manager, member or agent of another corporation, partnership, trust, limited liability company, employee benefit plan or other enterprise; and (iv) provide for the mandatory advancement of expenses to the executive officer or director in connection with the defense of any proceedings, provided that the executive officer or director agrees to reimburse Cardinal for that advancement if it is ultimately determined that the executive officer or director is not entitled to the indemnification for that proceeding under the agreement. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of Section 16(b) of the Securities Exchange Act of 1934, as amended, or provisions of any federal, state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) on account of conduct occurring prior to the time the executive officer or director became an officer, director, employee or agent of Cardinal or its subsidiaries (but in no event earlier than the time such entity became a subsidiary of Cardinal); or (F) with respect to proceedings initiated or brought voluntarily by the executive officer or director and not by way of defense, except for proceedings brought to enforce rights under the indemnification contract. Cardinal maintains a directors' and officers' insurance policy which insures the officers and directors of Cardinal from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of Cardinal.

ITEM 21. LIST OF EXHIBITS

EXHIBIT

3.1 Amended and Restated Articles of Incorporation of the Registrant, as amended. (1) and (5)

3.2      Restated Code of Regulations of the Registrant, as amended. (1)

4.1      Specimen Certificate for the Registrant's common shares.

4.2 Indenture dated as of May 1, 1993 between the Registrant and Bank One, Indianapolis, NA relating to the Registrant's 6-1/2% Notes Due 2004 and 6% Notes Due 2006. (2)

4.3 Indenture dated as of April 18, 1997 between the Registrant and Bank One, Columbus, NA, Trustee, relating to the Registrant's 6-1/4% Notes Due 2008 and 6.75% Notes Due 2011. (3)

4.4 Indenture dated January 1, 1994 between R.P. Scherer Corporation and Comerica Bank, Trustee; First Supplemental Indenture by and among R.P. Scherer International Corporation, R.P. Scherer Corporation and the Trustee dated February 28, 1995; and Second Supplemental Indenture by and among R.P. Scherer Corporation, the Registrant and the Trustee dated as of August 7, 1998. (4)

4.5 Indenture dated as of October 1, 1996 between Allegiance Corporation and PNC Bank, Kentucky, Inc. ("PNC"), Trustee; and First Supplemental Indenture dated as of February 3, 1999 by and among Allegiance Corporation, the Registrant and Chase Manhattan Trust Company National Association (as successor in interest to PNC), Trustee. (6)

         Other long-term debt agreements of the Registrant are not filed pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K and the Registrant agrees to furnish copies of such agreements to the SEC upon its request. (6)

5.1 Opinion of Amy B. Haynes as to legality of the common shares being registered.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Deloitte & Touche LLP.

23.3     Consent of Arthur Andersen LLP.

23.4     Consent of PricewaterhouseCoopers LLP.

23.5     Consent of PricewaterhouseCoopers LLP.

23.6     Consent of Legal Counsel (included in Exhibit 5.01).

24.1     Powers of Attorney (included on signature page).

-----------------

(1) Included as an exhibit to the Registrant's Current Report on Form 8-K filed November 24, 1998 (SEC File No. 0-12591) and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (SEC File No. 0-12591) and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Current Report on Form 8-K (SEC File No. 0-12591) filed with the SEC on April 21, 1997 and incorporated herein by reference.

                                       11-2

(4) Included as an exhibit to the Registrant's Annual Report on form 10-K for the fiscal year ended June 30, 1998 (SEC File No. 0-12591) and incorporated herein by reference.

(5) Included as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-53394) and incorporated herein by reference.

(6) Included as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-74761) and incorporated herein by reference.


ITEM 22.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and for the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c ) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and

                                      11-3
is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d)(1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) That every prospectus (i) that is filed pursuant to paragraph
(d)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                      11-4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on June 13, 2001.

                                                  CARDINAL HEALTH, INC.

                                                  By: /s/ Robert D. Walter
                                                  -----------------------------
                                                  Robert D. Walter, Chairman and
                                                  Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Walter, Paul S. Williams and Richard J. Miller, and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre-or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, any lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 13, 2001.

                       NAME                                                              TITLE
/s/ Robert D. Walter                                               Chairman, Chief Executive Officer and Director
----------------------------------------------------               (principal executive officer)
Robert D. Walter

                                                                   Executive Vice President, Chief Financial Officer
/s/ Richard J. Miller                                              (principal financial officer) and Principal
----------------------------------------------------               Accounting Officer
Richard J. Miller

/s/ William E. Bindley                                             Director
----------------------------------------------------
William E. Bindley

/s/ Dave Bing                                                      Director
----------------------------------------------------
Dave Bing

/s/ George H. Conrades                                             Director
----------------------------------------------------
George H. Conrades

/s/ John F. Finn                                                   Director
----------------------------------------------------
John F. Finn

/s/ Robert L. Gerbig                                               Director
----------------------------------------------------
Robert L. Gerbig

/s/ John F. Havens                                                 Director
----------------------------------------------------
John F. Havens

                                      11-5

/s/ Regina E. Herzlinger                                           Director
----------------------------------------------------
Regina E. Herzlinger

/s/ J. Michael Losh                                                Director
----------------------------------------------------
J. Michael Losh

/s/ John B. McCoy                                                  Director
----------------------------------------------------
John B. McCoy

/s/ Richard C. Notebaert                                           Director
----------------------------------------------------
Richard C. Notebaert

/s/ Michael D. O'Halleran                                          Director
----------------------------------------------------
Michael D. O'Halleran

/s/ Melburn G. Whitmire                                            Director
----------------------------------------------------
Melburn G. Whitmire

                                      11-6

EXHIBITS

3.1 Amended and Restated Articles of Incorporation of the Registrant, as amended. (1) and (5)

3.2      Restated Code of Regulations of the Registrant, as amended. (1)

4.1      Specimen Certificate for the Registrant's common shares.

4.2 Indenture dated as of May 1, 1993 between the Registrant and Bank One, Indianapolis, NA relating to the Registrant's 6-1/2% Notes Due 2004 and 6% Notes Due 2006. (2)

4.3 Indenture dated as of April 18, 1997 between the Registrant and Bank One, Columbus, NA, Trustee, relating to the Registrant's 6-1/4% Notes Due 2008 and 6.75% Notes Due 2011. (3)

4.4 Indenture dated January 1, 1994 between R.P. Scherer Corporation and Comerica Bank, Trustee; First Supplemental Indenture by and among R.P. Scherer International Corporation, R.P. Scherer Corporation and the Trustee dated February 28, 1995; and Second Supplemental Indenture by and among R.P. Scherer Corporation, the Registrant and the Trustee dated as of August 7, 1998. (4)

4.5 Indenture dated as of October 1, 1996 between Allegiance Corporation and PNC Bank, Kentucky, Inc. ("PNC"), Trustee; and First Supplemental Indenture dated as of February 3, 1999 by and among Allegiance Corporation, the Registrant and Chase Manhattan Trust Company National Association (as successor in interest to PNC), Trustee. (6)

         Other long-term debt agreements of the Registrant are not filed pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K and the Registrant agrees to furnish copies of such agreements to the SEC upon its request. (6)

5.1 Opinion of Amy B. Haynes as to legality of the common shares being registered.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Deloitte & Touche LLP.

23.3     Consent of Arthur Andersen LLP.

23.4     Consent of PricewaterhouseCoopers LLP.

23.5     Consent of PricewaterhouseCoopers LLP.

23.6     Consent of Legal Counsel (included in Exhibit 5.01).

24.1     Powers of Attorney (included on signature page).

-----------------

(1) Included as an exhibit to the Registrant's Current Report on Form 8-K filed November 24, 1998 (SEC File No. 0-12591) and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (SEC File No. 0-12591) and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Current Report on Form 8-K (SEC File No. 0-12591) filed with the SEC on April 21, 1997 and incorporated herein by reference.

(4) Included as an exhibit to the Registrant's Annual Report on form 10-K for the fiscal year ended June 30, 1998 (SEC File No. 0-12591) and incorporated herein by reference.

(5) Included as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-53394) and incorporated herein by reference.

(6) Included as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-74761) and incorporated herein by reference.